CERTIFICATE OF INCORPORATION
                                     OF
                            AMSCAN HOLDINGS, INC.


         FIRST: The name of the corporation (the "Corporation") is AMSCAN HOLDINGS, INC.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as is now in effect or as it may hereafter be amended or superseded (the "Delaware Law"); and in general, to possess and exercise all the powers and privileges granted by the Delaware Law or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

         FOURTH: A. Designation Of Classes. The Corporation is authorized to issue a total of fifty-five million (55,000,000) shares of stock in two classes designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock which the Corporation shall have authority to issue is five million (5,000,000), par value $0.10 per share, and the total number of shares of Common Stock which the Corporation shall have authority to issue is fifty million (50,000,000), par value $0.10 per share.

                  B. Rights And Preferences Of Each Class. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

                    1. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors of the Corporation is expressly authorized prior to the issuance of any class or series of the Preferred Stock, to fix and determine by resolution or resolutions providing for the issue of any such class or series of Preferred Stock, the number of shares included in such class or series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such class or series. Pursuant to the foregoing general authority, but not in limitation of the powers conferred on the Board of Directors thereby and by the Delaware Law, the Board of Directors is expressly authorized to determine with respect to each class or series of Preferred Stock the following:


                    (a) the distinctive designation of any class or series and the number of shares constituting such class or series, which number may be increased by the Board of Directors (except as may otherwise be provided in connection with the creation of such class or series), or decreased by the Board of Directors (but not below the number of shares of such class or series then outstanding);

                    (b) the rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on the shares of such class or series, including whether such dividends shall be cumulative or noncumulative;

                    (c) the times, terms and conditions, if any, upon which shares of such class or series shall be subject to redemption, including the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such class or series;

                    (d) the rights and preferences, if any, of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

                    (e) the terms and conditions, if any, upon which the holders of shares of such class or series may convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of the same class;

                    (f) the full or limited voting rights, if any, to be provided for such class or series, in addition to the voting rights provided by law; and

                    (g) any other relative rights, preferences, optional or special rights, and the qualifications, restrictions and limitations thereof, of shares of such class or series.

                    2. Common Stock. Except as otherwise provided by the Delaware Law, by this Certificate of Incorporation or by any resolution adopted by the Board of Directors of the Corporation pursuant to the authority conferred by Section B.1. of this Article FOURTH, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes, as well as all other rights pertaining to shares of the Corporation, shall be vested exclusively in the Common Stock. The holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of shares of Common Stock shall have one vote for each share of Common Stock registered in such holder's name. The holders of Common Stock shall be entitled to participate ratably in all dividends payable on the

Common Stock and, subject to the rights and preferences of the Preferred Stock, in all assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

         In accordance with Section 242(b)(2) of the Delaware Law, the number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation then entitled to vote, voting together as a single class, and no separate vote of the holders of any class or series of stock shall be required, unless expressly required by this Certificate of Incorporation.

         FIFTH: The name and mailing address of the incorporator is Joel S. Lever, Esq., One North Broadway, White Plains, New York 10601.

         SIXTH: No action required to, or which may, be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting of the stockholders, and the power of the stockholders of the Corporation to consent in writing pursuant to Section 228 of the Delaware Law (as said Section may be amended or superseded from time to time) or otherwise, without a meeting, to the taking of any action is expressly denied.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditor or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application is made, be binding upon all of the creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: A. Subject to applicable law, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as may be determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. At such times as the number of directors comprising the Board of Directors is fixed at three or more directors, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of members constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The Board of Directors shall determine which directors shall be included in each class from time to time. The term of office of those directors included in the first class shall expire at the annual meeting of stockholders next succeeding the effective date of the filing of this Certificate of Incorporation (the "Effective Date"); the term of office of those directors included in the second class shall expire at the second annual meeting of stockholders next succeeding the Effective Date; and the term of those directors included in the third class shall expire at the third annual meeting next succeeding the Effective Date. Thereafter, the directors of each class shall serve for a term of three years and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

                  B. Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

         NINTH: In furtherance and not in limitation of the powers conferred by the Delaware Law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation in any manner not inconsistent with law or this Certificate of Incorporation; provided, however, that in the event of any conflict between any provision of this Certificate of Incorporation and any provision of the By-Laws, the provisions of this Certificate of Incorporation shall govern and such provision of the By-Laws shall be null and void.

         TENTH: The books and records of the Corporation may be kept, subject to any provision of the laws of the State of Delaware, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

         ELEVENTH: The personal liability of a director to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty by such director as a director shall be limited to the fullest extent permitted by the Delaware Law. Neither the amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment hereof in the manner now or hereafter prescribed by law, and all rights conferred on the stockholders and directors are subject to this reservation.

         THE UNDERSIGNED, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the Delaware Law, makes this Certificate of Incorporation, hereby declaring and certifying that this is such incorporator's act and deed and the facts herein stated are true, and accordingly, has signed this Certificate of Incorporation this 3 day of October, 1996.


                                        /s/ Joel S. Lever
                                        ----------------------------
                                        Joel S. Lever
                                        Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AMSCAN HOLDINGS, INC.


         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Amscan Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

               FIRST: That the Board of Directors of the Corporation unanimously adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

                  RESOLVED,   that  the  Certificate  of  Incorporation  of  the
         Corporation be amended by restating Section 4.1 of Article 4 to read in its entirety as follows:

                  Section 4.1 The total number of shares of stock which the Corporation is authorized to issue is 3,000 shares of Common Stock, having a par value of $0.10 per share.

               SECOND: That the said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

               THIRD: That the capital of the Corporation shall not be reduced under or by reason of the said amendment and that the number of shares of Common Stock of the Corporation outstanding as of the date hereof shall not be increased or decreased under or by reason of the said amendment.

         IN WITNESS WHEREOF, said Amscan Holdings, Inc. has caused this certificate to be signed by Michael A. Correale, its Corporate Secretary, this 31st day of July, 1998.


                                             AMSCAN HOLDINGS, INC.


                                             By:/s/ Michael A. Correale
                                                --------------------------------
                                                Name:   Michael A. Correale
                                                Title:  Secretary